Exhibit 99.1

Sevion Therapeutics Announces Immuno Oncology Discovery Program at BIO

SAN DIEGO, CA – June 16, 2015 – Sevion Therapeutics, Inc. (“Sevion” or the “Company”) (OTCQB: SVON), a biopharmaceutical company which discovers, develops and acquires next-generation biologics for the treatment of cancer and immunological diseases, today provided an overview of the Company’s technology and programs by Dr. Miguel de los Rios, PhD, VP of Research and Development, at the BIO International Convention in Philadelphia, PA.

Technology Platform and Discovery Efforts. The Company has successfully completed an antibody discovery screening effort on both internal and partnered targets. The internal discovery program includes novel oncology GPCR targets. “To our knowledge we have the first antibodies against certain important GPCRs associated with several cancers,” said Dr. de los Rios. The Company believes it has a position in the expanding field of immuno oncology, where several transmembrane proteins are currently not drugged due to discovery technology limitations. “Our proprietary platform for discovering antibodies against multipass membrane proteins provides a unique opportunity for us to target pathways in immuno oncology that regulate T-cell destruction of cancers. Additionally, our core capabilities are in immunology and oncology, so antibody discovery and development in this area will play to our strengths,” noted Dr. de los Rios. Additionally, the Company has expanded and optimized production of its arrayed antibody library, which will enhance the efficiency by which it discovers leads for difficult transmembrane targets.

SVN-001 Development. The Company’s humanized cow antibody targeting the ion channel Kv1.3 for autoimmune disease was engineered to have a unique dual mode of action, which has been confirmed in T-cell inhibitory assays. The potency of SVN-001 is in the subnanomolar range in vitro.

Business Development and Financing. The Company continues to pursue partnering opportunities for its technology and drug candidates, particularly in the areas of ion channel and GPCR antibody discovery. As previously disclosed, the Company has recently entered into subscription agreements with investors closing on net proceeds to the Company of approximately $4 million.

About Sevion Therapeutics

Sevion Therapeutics is a biopharmaceutical company building and developing a portfolio of innovative therapeutics, from both internal discovery and acquisition, for the treatment of cancer and immunological diseases. The Company’s product candidates are derived from multiple key proprietary technology platforms: cell-based arrayed antibody discovery, ultralong antibody scaffolds and Chimerasome nanocages. Sevion has leveraged these technologies to build a pipeline of innovative product candidates. For more information, please visit SevionTherapeutics.com.

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Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the ability of the Company to consummate additional financings; the development of the Company’s antibody technology; the approval of the Company’s patent applications; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance; and the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For investors contact:

Sevion Therapeutics

858-909-0749

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